                                                                   EXHIBIT 10.20






                             DEVELOPMENT AGREEMENT


                                    BETWEEN:



                      KENTUCKY FRIED CHICKEN PTY.  LIMITED



                                      AND



                          COLLINS FOODS  INTERNATIONAL

                                  PTY. LIMITED

DEVELOPMENT AGREEMENT dated                      day of               1996


BETWEEN: KENTUCKY FRIED CHICKEN PTY LIMITED A.C.N. 000 587 789 having its registered office at 20 Rodborough Road, Frenchs Forest, NSW, 2086 ("PRI")


AND:           COLLINS FOODS INTERNATIONAL PTY. LIMITED ARBN 009 980 250, a
          Nevada corporation having its principal executive office at 12655 West Jefferson Boulevard, Los Angeles, California, 90066 and its registered Australian office at 16 Edmondstone Street, Newmarket, Qld, 4051 ("Franchisee")


BACKGROUND FACTS

PRI and/or its Affiliated Companies have developed a unique and valuable system for the preparation, marketing and sale of certain quality food products under various trade marks, service marks and trade names owned by them.

PRI is entitled to franchise to third parties the right to operate the Concept using the Marks and the System.

PRI has agreed to grant Franchisee the right, and Franchisee has agreed to accept the obligation, to develop Outlets in the Development Area under the terms and conditions of this Agreement.

THE PARTIES AGREE:

1.   DEFINITIONS

     In this Agreement unless the context requires otherwise:

     "Accounting Year" means PRI's financial year, as notified to Franchisee by PRI.

     "Affiliated Companies" means any companies which are part of one or more ownership structures ultimately controlled by a common parent corporation or common shareholders, including any related bodies corporate within the meaning of the Corporations Law.

     "Approvals" means all approvals, authorisations, consents, permits, exemptions, licences and any other actions required by law or by any person, company or governmental authority in order for Franchisee to be able to develop and operate Outlets within the Development Area.

     "Concept" means the concept specified in Schedule 1.

     "Deemed Franchise Agreement" means a document in the form set out in
     Schedule 4.

     "Development Area" means the area specified in Schedule 1.

     "Development Fee" means the fee specified in Schedule 1.

     "Development Schedule" means the development obligations specified in
     Schedule 2.

     "Expansion/Renewal Criteria" means PRI's expansion/renewal criteria for multi-site franchisees, as specified in Schedule 3.

     "Franchise Agreement" means a franchise agreement in the form set out in
     Schedule 6.

"Franchise Documents" means the Franchise Agreement together with any other documents required by PRI to be executed in connection with the development of Outlets by Franchisee pursuant to this Agreement.

     "Manuals" means the manuals, notices and correspondence published or issued from time to time by PRI in any form, containing the Standards and other requirements, rules, procedures and guidelines relating to the System.

     "Marks" means the trademarks, service marks and trade names owned by PRI or its Affiliated Companies and designated by PRI from time to time for use in the System.

     "Outlet" means an outlet conforming to the Concept.

     "Plans" means the final plans, drawings and specifications for the site and building in respect of a proposed Outlet.

     "System" means the system for the preparation, marketing and sale of food products under the Marks used in operating the Concept.

     "Term" means the period specified in Schedule 1, unless earlier terminated pursuant to Clause 9.

2.   DEVELOPMENT FEE AND DEVELOPMENT SCHEDULE

2.1 On or prior to the date of this Agreement, Franchisee will pay the Development Fee to PRI.

2.2 PRI grants to Franchisee the right to develop, and Franchisee accepts the obligation to develop, Outlets in the Development Area during the Term in compliance with the Development Schedule.

2.3 Franchisee must at all times comply strictly with the Development Schedule by having, as a minimum, the number of Outlets referred to in the Development Schedule open and operating in the Development Area by the dates referred to in the Development Schedule. The parties agree that time is of the essence in relation to the time periods specified in the Development Schedule.


3.   BUSINESS PLAN / APPROVALS / HUMAN RESOURCES

3.1 Prior to execution of this Agreement, Franchisee must have provided PRI with a business plan including projected profit and loss statements, balance sheets and cash flow statements for the Term. Franchisee will update the business plan each year and provide a copy of each update to PRI not later than each anniversary date of this Agreement. Each business plan will be in the format of PRI's Annual Operating Plan as notified to Franchisee by PRI from time to time.

3.2 Franchisee will obtain and maintain all Approvals required in the Development Area to enable Franchisee to comply with this Agreement, in addition to all Approvals required in respect of individual Outlets.

3.3 Franchisee will at all times ensure that its business is adequately staffed with properly qualified and trained employees, including by employing people in the key positions and in accordance with the job descriptions, competencies and profiles referred to in the Manuals or otherwise notified to Franchisee by PRI from time to time.

4.   EXPANSION/RENEWAL CRITERIA

4.1 Franchisee must comply with the Expansion/Renewal Criteria each year during the Term. PRI will review Franchisee's compliance with the Expansion/Renewal Criteria on an annual basis.

4.2 If PRI determines after its annual review that Franchisee is not in compliance with the Expansion/Renewal Criteria, PRI will notify Franchisee of its non-compliance and Franchisee will have 45 days in which to remedy such non-compliance.

4.3 At the end of the 45 day period, PRI will undertake a further review, at Franchisee's cost, to determine whether Franchisee has remedied its non-compliance to PRI's satisfaction.

4.4 Franchisee's ongoing development rights under this Agreement will be suspended and Franchisee will not be entitled to enter into any new commitments in respect of any proposed sites until PRI has undertaken the further review pursuant to Clause 4.3 and has notified Franchisee in writing that PRI is satisfied that Franchisee is in compliance with the Expansion/Renewal Criteria.

4.5 Franchisee acknowledges that the 45 day cure period provided for under this Clause applies only for the purposes of determining Franchisee's compliance with the Expansion/Renewal Criteria and will not limit PRI's rights or ability to act in respect of any breach of any other provision of this Agreement or of any provision of any franchise agreement between the parties.


5.   OUTLET DEVELOPMENT PROCEDURE

5.1 Franchisee will not take any step towards developing an Outlet without first obtaining PRI's written approval of the site for the proposed Outlet, which approval shall be in PRI's sole discretion to grant or withhold. The following approval procedure will apply:

          (a) Franchisee will submit a written site evaluation to PRI, including preliminary plans showing site location, dimensions, building type and placement, proposed layout and other relevant documents and information relating to the site as may be required by PRI.

          (b) PRI will complete its evaluation of the proposed site and notify Franchisee of its approval or rejection of the proposed site and, if approved, any conditions applying to the approval.

     (c) Within 30 days of receipt of PRI's notice of approval of any proposed site, Franchisee will:

                    (i) establish to PRI that it has the necessary freehold or leasehold interest in the site to enable it to develop and operate the Outlet, and in the case of a leasehold interest, on terms and conditions approved by PRI;

          (ii) submit to PRI for PRI's approval 2 copies of the proposed Plans; and

                    (iii) execute and deliver to PRI the Franchise Documents in respect of the proposed Outlet and pay any initial fee specified in the Franchise Agreement.

          (d) Franchisee will be responsible for ensuring, at Franchisee's cost, that all necessary Approvals have been obtained in Franchisee's name in respect of the Plans (including any modifications required by PRI under paragraph (e)).

          (e) PRI will notify Franchisee of any modifications to the Plans required by PRI and Franchisee must bear all costs associated with such modifications. Franchisee must resubmit the modified Plans to PRI within 10 days of receipt of PRI's notice of the modifications.

5.2 As soon as practicable after receipt of PRI's final approval of the Plans, Franchisee will commence the construction and fitting out of the Outlet at the approved site in accordance with the Plans and with the procedures set out in the Manuals.

5.3 Within 6 months of receipt of PRI's notice of approval of the site, Franchisee will complete the construction and fitting out of the Outlet so that it is ready for opening and will notify PRI of its intention to open the Outlet for business. Franchisee will not open any Outlet for business without first allowing PRI to inspect the Outlet and obtaining PRI's written approval to open.

5.4 The time periods set out in this Clause 5 are designed to assist Franchisee in meeting its development obligations under this Agreement. Franchisee acknowledges that PRI will not deviate from or undermine the integrity of its site approval process due to time constraints caused by Franchisee and accordingly Franchisee's failure to comply with these time periods may result in Franchisee failing to comply with the Development Schedule.

5.5 All costs associated with the development by Franchisee of any Outlet pursuant to this Agreement will be borne by Franchisee.


6.   FIRST RIGHT OF REFUSAL

6.1 Subject to compliance by Franchisee with its development obligations pursuant to Clause 2.3 and with the Expansion/Renewal Criteria pursuant to Clause 4, Franchisee will have a first right of refusal during the Term in respect of any new Outlet within the Development Area which PRI considers appropriate for development in addition to the Outlets in the Development Schedule, as follows:

          (a) PRI will not itself commence developing, or franchise to a third party the right to develop, a new Outlet at any site within the Development Area without first offering to Franchisee in writing the right to develop the relevant Outlet under the terms of the Franchise Documents.

          (b) Franchisee will have 30 days from its receipt of the written offer to execute and deliver to PRI the Franchise Documents in respect of the relevant Outlet, and establish to PRI's satisfaction that Franchisee has the necessary freehold or leasehold interest in the site to enable it to develop and operate the Outlet, and in the case of a leasehold interest, on terms and conditions approved by PRI.

          (c) Franchisee will submit for PRI's approval 2 copies of the proposed Plans and will follow the procedures set out in Clauses 5.1(d), 5.1(e) and 5.2.



     (d) Franchisee must complete the development and open the relevant Outlet within 6 months of receipt of the written offer from PRI.

6.2 If Franchisee fails on any occasion to comply with either Clause 6.1(b) or Clause 6.1(d) then PRI will be entitled itself or by franchise to a third party to develop the relevant Outlet.


7.   EXECUTION OF FRANCHISE AGREEMENT

7.1 Notwithstanding Clause 5.1(c)(iii) and Clause 6.1(b), PRI may elect in respect of one or more approved sites that Franchisee execute, in lieu of a full-form Franchise Agreement, a Deemed Franchise Agreement. If PRI chooses to adopt this approach, it will submit to Franchisee for execution a Deemed Franchise Agreement duly completed with the Outlet
Address and Date of Grant for the relevant site or sites.

7.2 Upon PRI executing the Deemed Franchise Agreement, a separate Franchise Agreement will be deemed to be effected in respect of each of the sites referred to in the Deemed Franchise Agreement, with the appropriate Outlet Address and Date of Grant duly completed in Schedule B of the Franchise Agreement.


8.   LIMITATIONS ON DEVELOPMENT RIGHTS

8.1 Franchisee acknowledges and agrees that Franchisee's development right and first right of refusal under Clauses 2 and 6 apply only in respect of the Concept and only within the Development Area. Other than as set out in Clauses 2 and 6, no exclusive territory, protection or other right in respect of the Development Area is expressly or impliedly granted to Franchisee. Other than as set out in Clauses 2 and 6, Franchisee acknowledges that PRI reserves the right to use, and to grant to other parties the right to use within the Development Area:

          (a) the Marks and the System in any manner and at any location through all concepts and distribution channels (other than the Concept) currently existing or which may be developed in the future;

          (b) the Marks and the System through the Concept at Outlets already under construction or operating at the date of this Agreement, or Outlets developed by PRI or a third party pursuant to Clause 6.2; and

          (c) all other marks, names or systems in connection with any product or service in any manner and at any location.

8.2 Franchisee specifically acknowledges that PRI and its Affiliated Companies and their franchisees operate other systems and concepts for the sale of food products and services which may be competitive with the System and may compete directly with the System within the Development Area.


9.   TERMINATION

9.1 PRI may terminate this Agreement at any time during the Term by notice to Franchisee effective immediately upon receipt by Franchisee of the notice if any of the following events occur:

          (a) Franchisee is unable to pay its debts as and when they become due or becomes insolvent or a liquidator, receiver, manager, administrator or trustee in bankruptcy (or local equivalent) of Franchisee or its business is appointed, whether provisionally or finally, or an application or order for the winding up of Franchisee is made or Franchisee enters into any composition or scheme of arrangement;

          (b) Franchisee fails to comply with its development obligations referred to in Clause 2.3;

          (c) PRI determines that Franchisee is not in compliance with the Expansion/Renewal Criteria following PRI's review pursuant to Clause 4.3;

          (d) PRI notifies Franchisee that Franchisee has breached any term or condition of this Agreement (other than Clause 2.3 or Clause 4) and Franchisee does not fully cure the breach to PRI's satisfaction within the cure period provided for in the notice;

          (e) an event occurs which gives rise to a right in PRI (or its Affiliated Company) to terminate any franchise agreement between PRI and Franchisee (or their respective Affiliated Companies); or

          (f) any part of this Agreement is held to be void, invalid or otherwise unenforceable.

9.2 Notwithstanding any provision to the contrary in the Franchise Agreement, the termination by PRI of this Agreement will not of itself give PRI the right to terminate individual Franchise Agreements in respect of either existing Outlets which are already being operated by Franchisee, or PRI approved sites for which Franchisee is already unconditionally committed to acquiring a freehold or leasehold interest at the time of termination of this Agreement.

9.3 PRI's exercise of any of its rights under this Clause 9 will be in addition to and not in limitation of any other rights and remedies it may have in the event of any breach or default by Franchisee.


10.  GUARANTEE / NOTICES

10.1 Upon PRI's request, Franchisee will procure the execution by guarantors approved by PRI of a guarantee of Franchisee's obligations and liabilities under this Agreement and all Franchise Agreements entered into pursuant to this Agreement, in the form required by PRI.

10.2 Any notice or other communication required or permitted to be given under this Agreement will be in writing and properly addressed to the addressee at the address specified in this Agreement (or any other address notified by the addressee) and will be deemed received by the addressee on the earlier of the date of delivery, the date of transmission if sent by facsimile with receipt confirming completion of transmission, or, if sent by pre-paid security or registered post, the deemed postal receipt date specified in Schedule 1.


11.  MISCELLANEOUS

11.1 This Agreement (and any Confidentiality Agreement that may have been signed by the parties) constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior negotiations, agreements or understandings.

11.2 Franchisee is an independent contractor and is not the agent, representative, joint venturer, partner or employee of PRI. No fiduciary relationship exists between PRI and Franchisee.

11.3 Franchisee will not sell, transfer or gift any of its rights under this Agreement to any other party without PRI's prior written approval, which may be withheld in PRI's sole discretion.

11.4 This Agreement will inure to the benefit of PRI, its successors and assigns and may be transferred by PRI to any party without the prior approval of Franchisee.

11.5 The delay or failure of any party to exercise any right or remedy pursuant to this Agreement will not operate as a waiver of the right or remedy and a waiver of any particular breach will not be a waiver of any other breach. All rights and remedies under this Agreement are cumulative and the exercise of one right or remedy will not limit the exercise of any other right or remedy.

11.6 If any part of this Agreement is held to be void, invalid or otherwise unenforceable, PRI may elect either to terminate this Agreement pursuant to Clause 9.1 or to sever the void, invalid or unenforceable part, in which event the remainder of this Agreement will continue in full force and effect.

11.7 The terms and conditions of this Agreement may be changed only in writing signed by both parties, provided that the Manuals may be updated by PRI from time to time in accordance with the Franchise Agreement.

11.8 This Agreement will be governed by and construed in accordance with the law of the territory specified in Schedule 1 and the parties agree to submit to the non-exclusive jurisdiction of the courts of that territory.

11.9 Franchisee will pay to PRI all reasonable legal expenses incurred by PRI in connection with this Agreement, including, without limitation, any stamp duty and any expenses incurred in connection with the enforcement of this Agreement, provided that PRI is not itself in breach of any term or condition of this Agreement at the time of enforcement.

11.10 Each party will take all such steps, execute all such documents and do all such acts and things as may be reasonably required by the other party to give effect to any of the transactions contemplated by this Agreement.

11.11 This Agreement is executed in English. A local language translation may be attached, which the parties intend to be identical to the English text. However, if any dispute arises as to the interpretation of the language of this Agreement, the English text shall govern unless otherwise prohibited under the law of the territory specified in Schedule 1.

11.12 In the interpretation of this Agreement, unless the context indicates a contrary intention:

          (a)  the obligations of more than one party will be joint and several;

          (b) words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

          (c) headings are for convenience only and do not affect interpretation;

          (d) references to Clauses and Schedules are to clauses and schedules of this Agreement, and the Schedules form part of this Agreement; and

          (e) this Agreement may be executed in any number of counterparts, each of which will be deemed an original but which together will constitute one instrument.


EXECUTED AS AN AGREEMENT

THE COMMON SEAL of KENTUCKY    )
FRIED CHICKEN PTY LIMITED was  )

affixed in the presence of:    )


 /s/ John                                               /s/ Peter Hearle
____________________________                            ________________________
Secretary                                               Director

THE COMMON SEAL of                )
COLLINS FOODS INTERNATIONAL       )
PTY. LIMITED was affixed in the   )
presence of:                      )


/s/ David J. Barton                                     /s/ Kevin W. Perkins
----------------------------                            ------------------------
Secretary                                               President

                                   SCHEDULE 1

                              INFORMATION SCHEDULE



CONCEPT:                                           KFC         Restaurant
                           Outlets, excluding delivery and "two-in-one" outlets.


DEEMED POSTAL RECEIPT DATE:     3 days after the date of posting


DEVELOPMENT AREA:               Queensland


DEVELOPMENT FEE:                Nil


GOVERNING LAW:                  New South Wales



TERM:                                                     10 years
                                commencing on the date of execution of this Agreement

                                   SCHEDULE 2
                              DEVELOPMENT SCHEDULE


DATE                                          MINIMUM N0. OF OUTLETS
--------------------------------------------------------------------
                                              TO BE DEVELOPED AND OPENED
------------------------------------------------------------------------

On or before:

Last day of Period 13 in PRI's1997 Accounting Year        4

Last day of Period 13 in PRI's 1998 Accounting Year       4

Last day of Period 13 in PRI's 1999 Accounting Year       4

Last day of Period 13 in PRI's 2000 Accounting Year       4

Last day of Period 13 in PRI's 2001 Accounting Year       4

Last day of Period 13 in PRI's 2002 Accounting Year       3

Last day of Period 13 in PRI's 2003 Accounting Year       3

Last day of Period 13 in PRI's 2004 Accounting Year       3

Last day of Period 13 in PRI's 2005 Accounting Year       3

Tenth anniversary of date of execution of this
Agreement                                                 3

                                  SCHEDULE 3
                          EXPANSION/RENEWAL CRITERIA


(A)  Outlets fitted with current signage and equipment standards

(B) STAR 2000, or PRI's then current training programs, or alternative training programs used by Collins Foods with PRI's approval, in use in all Outlets

(C) All Outlet Managers and Area Managers trained and certified under current management training programs

(D)  Approved field management structure in place

(E) Franchisee in compliance with all Franchise Agreements, including all fees and payments up to date

(F) Same store PRA sales growth year-on-year equal to or better than average PRA sales growth year-on-year across the KFC system in Australia

(G) Rolling 6 month average CHAMPS (or score under PRI's then current equivalent system) across all Outlets equal to or better than rolling 6 month average score across KFC system in Australia

(H) Franchisee has management and financial capacity to expand its network of Outlets

(I) Ongoing participation in PRI's consumer P & L tracking programs, including (without limitation) brand tracking research, customer experience monitoring and CHAMPS checks.

                                   SCHEDULE 4

                           DEEMED FRANCHISE AGREEMENT

AS REFERENCED IN THE DEVELOPMENT AGREEMENT DATED _____________BETWEEN THE PARTIES ("DEVELOPMENT AGREEMENT")

Upon PRI executing this document, a separate Franchise Agreement (as defined in the Development Agreement) will be deemed to be effected in respect of each of the following outlets. The relevant Outlet Address and Date of Grant set out below will be deemed to be included in Schedule B of such Franchise Agreement.

       OUTLET ADDRESS                    DATE          OF          GRANT
       --------------                    -------------------------------



THE COMMON SEAL of           )
KENTUCKY FRIED CHICKEN       )
PTY LIMITED was affixed in   )
the presence of:             )




________________________        __________________________
Director                        Director/Secretary



THE COMMON SEAL of               )
COLLINS FOODS                    )
INTERNATIONAL PTY. LTD           )
was affixed in the presence of:  )



________________________        __________________________
Director                        Director/Secretary


Date:

                                   SCHEDULE 5
                 ADDITIONAL PROVISIONS OF DEVELOPMENT AGREEMENT


(A)  The definition of "Franchise Agreement" is amended to read as follows:
     "Franchise Agreement" means:

          (a) during the first 5 years of the Term: a franchise agreement in the form set out in Schedule 6; and

          (b) during the last 5 years of the Term: a franchise agreement in the then current form used by PRI as at the fifth anniversary of the date of execution of this Agreement, including (without limitation) PRI's then current fees."

(B)       Clause 2.3 is amended to read as follows:

     "Franchisee must at all times comply strictly with the Development Schedule by developing, opening and operating, as a minimum, the number of new Outlets referred to in the Development Schedule in the Development Area by the dates referred to in the Development Schedule. The parties agree that time is of the essence in relation to the time periods specified in the Development Schedule, except in the event of war, civil commotion, fire, flood, earthquake, act of God or any other cause beyond Franchisee's reasonable control.

(C)  A new Clause 2.4 is added as follows:

          "2.4 Franchisee's closure from time to time of any operating Outlet in the Development Area, if such closure is approved by PRI, will not entitle PRI to correspondingly increase the number of Outlets referred to in the Development Schedule in the relevant year."

(D)       Clause 4.1 will be effective as from 1 December, 1997.

(E) Clause 5.1(b) is amended by the addition of the words "Within 30 days of receipt of the written site evaluation" at the beginning of the Clause.

(F)  In Clause 5.1(c), the period of 30 days is varied to 45 days.

(G)  In Clause 5.1(e) the period of 10 days is varied to 30 days.

(H) Clause 5.3 is amended by changing the period of 6 months to 9 months and including a further sentence at the end of the clause as follows:

     "PRI will be deemed to have approved the opening of the Outlet if PRI has not inspected the Outlet and disapproved its opening within 21 days of PRI's CFO actually receiving Franchisee's notice of its intention to open the Outlet. The deemed receipt provisions of Clause 10 will not apply in respect of such notice to PRI's CFO."

(I)  In Clause 6.1(b), the period of 30 days is varied to 45 days.

(J)  In clause 6.1(d) the period of 6 months is varied to 9 months.

(K)  Clause 9.1(c) will be effective as from 1 December, 1997.

(L)  A new Clause 9.4 is added as follows:

                                     -16-
          "9.4 Franchisee may terminate this Agreement at any time and for any reason during the Term effective upon 3 months notice to PRI ."

(M)       Clause 10.1 is deleted.

(N)       Clause 11.1 is amended to read as follows:

     "This Agreement and the Master Franchise Agreement executed by the parties contemporaneously with this Agreement constitute the entire agreement between the parties with respect to their subject matter and supersede all prior negotiations, agreements or understandings."

(O)       Clause 11.3 is amended to read as follows:

          "(a) Franchisee will not sell, transfer or gift any of its rights under this Agreement to any other party without PRI's prior written approval, which may be withheld in PRI's sole discretion.

          (b) In the event of an approved transfer by Franchisee of all KFC outlets then operated by Franchisee to a single transferee in a single transaction, Franchisee may transfer this Agreement, subject to compliance by Franchisee with, and PRI granting approval pursuant to, the transfer provisions of the Franchise Agreement".

(P) Clause 11.9 will be amended by deletion of the words "and any expenses incurred in connection with the enforcement of this Agreement, provided that PRI is not itself in breach of any term or condition of this Agreement at the time of enforcement."

                                   SCHEDULE 6
                              FRANCHISE AGREEMENT



                                  See attached